UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Novellus Systems, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

April 17, 2006

To the Shareholders of Novellus Systems, Inc.:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Novellus Systems, Inc. (the “Company”) on May 17, 2006 at 8:00 a.m., Pacific Time. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Richard S. Hill
Chairman of the Board and
Chief Executive Officer

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NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held May 17, 2006

To the Shareholders of Novellus Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of Novellus Systems, Inc. (the “Company”) will be held on May 17, 2006 at 8:00 a.m., Pacific Time, at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect nine directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify and approve the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

3.	To consider a shareholder proposal regarding executive compensation, if properly presented at this Annual Meeting.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for determining the shareholders entitled to receive notice of and to vote at the 2006 Annual Meeting and any adjournment or postponement thereof.

FOR THE BOARD OF DIRECTORS,

Robin S. Yim
Secretary

San Jose, California
April 17, 2006

YOUR VOTE IS IMPORTANT

To ensure your representation at the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy or voting instructions (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you returned a proxy or voting instructions.

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NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

PROXY STATEMENT

Annual Meeting of Shareholders
May 17, 2006

General Information

The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on May 17, 2006 at 8:00 a.m., Pacific Time (the “Annual Meeting”), and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

This Proxy Statement and the form of proxy are first being mailed on or about April 17, 2006 to shareholders entitled to vote at the Annual Meeting.

Record Date, Share Ownership and Quorum

Shareholders of record at the close of business on March 31, 2006 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. At the Record Date, 130,471,369 shares of the Company’s common stock (the “Common Stock”) were issued and outstanding. The presence in person or by proxy of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

A shareholder may revoke any proxy or voting instructions given pursuant to this solicitation at any time before its use by delivering to the Company (to the attention of Robin S. Yim, Secretary, 4000 North First Street, San Jose, California 95134) a written notice of revocation or a duly executed proxy or voting instructions bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date is entitled to one vote. Under the Company’s cumulative voting provisions, each shareholder may cast his or her votes for a single nominee for director, or distribute among up to nine nominees a number of votes equal to nine multiplied by the number of shares held by that shareholder. However, cumulative voting will not be available unless, at the Annual Meeting, at least one shareholder has given written notice to the chairman of the Annual Meeting of his or her intent to cumulate votes prior to the voting. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to the voting.

If you are not planning to attend the Annual Meeting and vote your shares in person, your shares of Common Stock cannot be voted until either a signed Proxy Card is returned to the Company or voting instructions are submitted by accessing the Internet website indicated on the enclosed Proxy Card and following the instructions provided or by calling the specifically designated telephone number included on the enclosed Proxy Card and following the recorded instructions. Any shareholder may change his or her vote before the Annual Meeting by (i) revoking his or her proxy and submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide voting instructions, and to confirm that instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy Card.

The enclosed Proxy Card also serves as a voting instruction to the trustee of the Novellus Systems, Inc. Retirement Plan for shares of Company Common Stock held in the Novellus Systems, Inc. Retirement Plan as of the Record Date, provided that instructions are furnished over the Internet or by telephone by 5:00 p.m. Eastern Time on May 12, 2006, or that the Proxy Card is signed, returned, and received by 5:00 p.m. Eastern Time on May 12, 2006. If instructions are not received over the Internet or by telephone by 5:00 p.m. Eastern Time on May 12, 2006, or if the signed Proxy Card is not returned and received by that date and time, the shares of Company Common Stock in the Novellus Systems, Inc. Retirement Plan will be voted by the trustee in proportion to the shares for which the trustee receives timely voting instructions.

The cost of managing the proxy process will be borne by the Company. The Company has retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to assist in the solicitation of proxies for a fee not to exceed $9,500 plus any customary out-of-pocket expenses and service fees. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to those beneficial owners. Certain of the Company’s directors, officers and regular employees may also, without additional compensation, solicit proxies personally or by telephone, fax or telegram.

The Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting with the assistance of Automatic Data Processing, Inc. (“ADP”). The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors at the Annual Meeting whereby directors are elected by a plurality, the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of the proposals presented to shareholders at this Annual Meeting. In general, California law provides that a quorum consists of a majority of the shares of Common Stock entitled to vote, represented either in person or by proxy. With respect to any matter submitted to a vote of the shareholders, the Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of that matter. Any proxy which is returned using the form of proxy enclosed and which is not marked as to any one of the following items will be voted FOR the election of directors, FOR ratification and approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, AGAINST the shareholder proposal regarding executive compensation, and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting, with respect in each case to the particular item or items not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter (“broker non-votes”), those shares will be considered present and entitled to vote for purposes of determining a quorum but as not voting with respect to that matter.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and annual report may have been sent to multiple shareholders in a shareholder’s household. The Company believes this “householding” rule will provide greater convenience for its shareholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to shareholders’ homes.

The “householding” election appears on the Proxy Card accompanying this Proxy Statement. If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold or revoke it. If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to our

“householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented and “householding” will begin 60 days after the mailing of this document.

You may revoke your consent to “householding” at any time by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent to participate in the “householding” program, or if you submit a written or oral request to the Company to the attention of Robin S. Yim, Secretary, 4000 North First Street, San Jose, California 95134, each shareholder at your address will receive individual copies of the Company’s disclosure documents within 30 days of receipt of your revocation or request.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting.  For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to the Secretary of the Company. To be timely for the Company’s 2007 annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between February 1, 2007 and March 2, 2007. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company’s 2007 annual meeting of shareholders must be received by the Company not later than December 18, 2006 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at nine, as set by the Board of Directors pursuant to the Bylaws of the Company. Accordingly, the shareholders will elect nine directors at the Annual Meeting. The Governance and Nominating Committee has recommended, and the Board of Directors has nominated, the nine persons listed below for election as directors at the Annual Meeting, each to serve until the 2007 annual meeting of shareholders, until each director’s successor is elected or appointed or until the earlier resignation or removal of the director. The nine nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the nine nominees of the Board of Directors named below. Each nominee is currently a director of the Company, and has consented, if elected, to serve until his or her term expires. In the event that any nominee of the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders shall vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

The Board of Directors recommends a vote FOR the nominees listed below.

Name of Nominee	Age	Principal Occupation	Director Since
Richard S. Hill	54	Chairman of the Board of Directors and Chief Executive Officer of the Company	1993

Neil R. Bonke	64	Retired semiconductor equipment industry executive, private investor	2004

Youssef A. El-Mansy	61	Retired Vice President, Director of Logic Technology Development, Intel Corporation	2004

J. David Litster	67	Professor of Physics at the Massachusetts Institute of Technology	1998

Yoshio Nishi	66	Professor of Electrical Engineering and Director of the Stanford University Nanofabrication Facility	2002

Glen G. Possley	65	Managing General Partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor business	1991

Ann D. Rhoads	40	Chief Financial Officer of Premier, Inc., a healthcare supply management company	2003

William R. Spivey	59	Retired President and Chief Executive Officer of Luminent, Inc.	1998

Delbert A. Whitaker	62	Retired Senior Vice President, Texas Instruments, Inc.	2002

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified. The Company’s Bylaws provide that no person may be elected to the Board of Directors after having attained the age of 68 years, except that a person who was a director prior to March 16, 2001, may be elected to the Board of Directors until attaining the age of 70 years and not thereafter. There is no family relationship between any director and any other director or executive officer of the Company.

Mr. Hill has been Chief Executive Officer and a member of the Board of Directors of the Company since December 1993. In May 1996, he was appointed Chairman of the Board of Directors. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held various positions, including President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Inc. Mr. Hill held engineering or management positions at General Electric Corporation, Motorola and Hughes Aircraft Company. Mr. Hill holds a Bachelor of Science degree in Engineering from the University of Illinois and a Master of Business Administration from Syracuse University. Mr. Hill is also a member of the Board of Directors of Agere Systems Inc., Arrow Electronics, Inc. and the University of Illinois Foundation.

Mr. Bonke became a member of the Board of Directors in April 2004. Mr. Bonke has been a private investor for the past six years and is the retired Chairman of the Board of Directors and Chief Executive Officer of Electroglas, Inc., a semiconductor test equipment manufacturer. He also serves on the Board of Directors of Sanmina-SCI Corporation, an electronics manufacturing services company. Mr. Bonke is a past director of the San Jose State University Foundation. Mr. Bonke holds a Bachelor of Science degree in Engineering and Technical Marketing from Clarkson University.

Mr. El-Mansy became a member of the Board of Directors in April 2004. Mr. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation (“Intel”) where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Mr. El-Mansy joined Intel in 1979 and has led microprocessor technology development at Intel for 20 years. Prior to joining Intel, Mr. El-Mansy held engineering positions at Bell Northern Research in Canada. Mr. El-Mansy is also a member of the Board of Directors of Zygo Corporation, a designer and manufacturer of optical systems. Mr. El-Mansy holds Bachelor of Science and Masters degrees in Electronics and Communications from Alexandria University in Egypt and a Ph.D. in Electronics from Carleton University in Ottawa, Canada.

Mr. Litster joined the Board of Directors in February 1998. Mr. Litster is a Professor of Physics at the Massachusetts Institute of Technology (“MIT”). From 1991 to 2001, he was Vice President and Dean for Research at MIT. From 1983 through 1988, he was the director of MIT’s Center for Materials Science and Engineering and from 1988 through 1992, he was the director of the Francis Bitter National Magnet Laboratory at MIT. Mr. Litster is a fellow of the American Physical Society, the American Academy of Arts and Sciences and the American Association for the Advancement of Science. In 1993, Mr. Litster was awarded the Irving Langmuir Prize by the American Physical Society. Mr. Litster holds a Bachelor of Engineering degree from McMaster University in Hamilton, Ontario, Canada, and a Ph.D. in Physics from MIT.

Mr. Nishi joined the Board of Directors in May 2002. Mr. Nishi is a Professor of Electrical Engineering and Director of the Stanford University Nanofabrication Facility. Mr. Nishi joined Stanford University in May 2002 after serving as Director of Research and Development and Senior Vice President at Texas Instruments, Inc., a semiconductor company, from 1995 to 2002. Mr. Nishi joined Texas Instruments, Inc. in 1995 as Vice President and Director of Research and Development for the Semiconductor Group. From 1986 to 1995, Mr. Nishi held various senior management positions in research and development at Hewlett Packard Company. From 1969 to 1985, Mr. Nishi held various managerial positions at Toshiba Corporation. From 1986 to 2002, Mr. Nishi was a Consulting Professor in the Department of Electrical Engineering and served on the Advisory Committee for the Center for Integrated Systems at Stanford University. From 1993 to 1996, Mr. Nishi taught at Waseda University in Japan as a visiting professor of the Material Sciences and Engineering Department and the Electronic Communication Engineering Department for intensive courses. Mr. Nishi served on a wide range of boards, committees and advisory boards including The Development Board and Executive Committee for the University of Texas, the Board of Directors of the Japan-America Society of Dallas/Fort Worth, the Advisory Committee, Information Sciences & Technology, Lawrence Livermore National Laboratory and the Board of Directors of SEMATECH. Mr. Nishi holds a Bachelor of Science degree in Metallurgy from Waseda University and a Ph.D. in Electronics Engineering from the University of Tokyo.

Mr. Possley joined the Board of Directors in July 1991. He is currently a managing general partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor industry. From October 1997 through December 1999, Mr. Possley was an associate consultant at N-Able Group. From March 1994 to September 1997, Mr. Possley was President of SubMicron Technology, PCL, a semiconductor wafer manufacturing company. From April 1992 to May 1994, he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to March 1992, he was Vice President, Operations at Sandisk, Inc., a manufacturer of solid state memory systems. From January 1986 to December 1990, Mr. Possley was Senior Vice President of Manufacturing for Philips Semiconductor, Inc., a semiconductor company. Prior to joining Philips Semiconductor, Inc., he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, and held management and engineering positions with Motorola, Inc., Texas Instruments, Inc., Fairchild Camera and Instrument Corporation and the semiconductor division of General Electric Corporation. Mr. Possley is also a director of Catalyst Semiconductor, Inc. and ASAT Holdings Limited. Mr. Possley holds a Bachelor of Science degree in Mathematics from Western Illinois University and a Ph.D. in Physical Chemistry from the University of Kentucky.

Ms. Rhoads joined the Board of Directors in February 2003. She is Chief Financial Officer of Premier, Inc., a healthcare supply management company. From 1998 to 2000, she was Vice President, Strategic Initiatives at Premier, Inc. From 1993 to 1998, Ms. Rhoads was a Vice President of The Sprout Group, an institutional venture capital firm. Ms. Rhoads is also a member of the Board of Directors of Innovatix, LLC, a privately held company. Ms. Rhoads holds a Bachelor of Science degree in Finance from the University of Arkansas and a Masters degree from the Harvard Graduate School of Business Administration.

Mr. Spivey joined the Board of Directors in May 1998. From 2000 to 2001, he was President, Chief Executive Officer and a Director of Luminent, Inc. From 1997 to 2000, he was Group President, Network Products Group of Lucent Technologies. From 1994 to 1997, he was Vice President of the Systems and Components Group of AT&T. From 1991 to 1994, he was the President of Tektronix Development Company and Group President at Tektronix, Inc. Previously, Mr. Spivey held managerial positions at Honeywell, Inc. and General Electric Corporation. Mr. Spivey also serves on the Board of Directors of Cascade Microtech, Inc., the Laird Group, Plc., Raytheon Company, ADC Telecommunications, and Lyondell Chemical Company. Mr. Spivey holds a Bachelor of Science degree in Physics from Duquense University, a Masters degree in Physics from Indiana University of Pennsylvania and a Ph.D. in Management from Walden University.

Mr. Whitaker joined the Board of Directors in March 2002. From 1968 to 2000, Mr. Whitaker was employed by Texas Instruments, Inc., a semiconductor company, where he held positions including Senior Vice President of Worldwide Analog and Standard Logic, Vice President of US Semiconductor Business, and various management positions in product departments, marketing and sales. Prior to joining Texas Instruments, Inc., Mr. Whitaker held an engineering position at General Electric Corporation. Mr. Whitaker holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University where he is a member of the Engineering Advisory Board.

Independence of Directors

A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of The NASDAQ Stock Market, Inc. (“Nasdaq”). The Board of Directors has affirmatively determined that eight of the nine current members of the Board of Directors, Ms. Rhoads and Messrs. Bonke, El-Mansy, Litster, Nishi, Possley, Spivey and Whitaker, are independent under the listing standards of Nasdaq.

The Company’s independent directors meet regularly in executive session without management. The Board of Directors has also designated a lead director to preside at executive sessions of independent directors. Mr. Spivey is currently the lead independent director.

Board Meetings and Committees

The Board of Directors held seven meetings during 2005. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Company encourages, but does not require, members of the Board of Directors to attend the annual shareholders meeting. All of the members of the Board of Directors then in office attended the 2005 annual meeting of shareholders.

The Board of Directors has an Audit Committee, a Stock Option and Compensation Committee, and a Governance and Nominating Committee.

Audit Committee.  During 2005, Ms. Rhoads, Messrs. Bonke, Possley and Whitaker served on the Audit Committee, which held twelve meetings over the course of the year. The Audit Committee oversees the accounting and financial reporting processes of the Company as well as the audits of the Company’s financial statements. The Audit Committee appoints and approves the services performed by the Company’s independent registered public accounting firm and is responsible for reviewing and evaluating the Company’s accounting principles and its system of internal controls over financial reporting. All members of the Audit Committee meet the standards for independence set forth in Rule 10A-3(b) promulgated under the Exchange Act, and have been determined by the Board of Directors to be “independent” as that term is defined in Rule 4200 of the listing standards of Nasdaq. The Board of Directors has further determined that Ms. Rhoads is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as required by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and the listing standards of Nasdaq.

The Audit Committee operates under a written charter that sets forth its functions and responsibilities. The current Audit Committee charter was approved on February 14, 2006. A copy of the amended charter is attached to this Proxy Statement as Appendix B, and is also posted on the Company’s website at www.novellus.com.

Stock Option and Compensation Committee.  During 2005, Messrs. El-Mansy, Litster, Nishi and Spivey served on the Stock Option and Compensation Committee, which held seven meetings during the year. Until May 2005, Mr. Whitaker also served on the Stock Option and Compensation Committee. All members of the Stock Option and Compensation Committee are “independent” directors within the meaning of Rule 4200 of the listing standards of Nasdaq. The Stock Option and Compensation Committee administers the issuance of restricted stock and the granting of options to purchase stock of the Company pursuant to the Company’s stock plans and, in accordance with the terms of the respective stock plans, determines the terms and conditions of such issuances and grants. In addition, it reviews and approves the Company’s executive compensation policy and makes recommendations to the Board of Directors regarding compensation for the chief executive officer.

The Stock Option and Compensation Committee operates under a written charter that sets forth its functions and responsibilities. The current Stock Option and Compensation Committee charter was approved on February 14, 2006. A copy of the amended charter is posted on the Company’s website at www.novellus.com.

Governance and Nominating Committee.  During 2005, Messrs. El-Mansy, Litster, Nishi and Spivey served on the Governance and Nominating Committee, which held five meetings during the year. Until May 2005, Mr. Whitaker also served on the Governance and Nominating Committee. All members of the Governance and Nominating Committee are “independent” directors within the meaning of Rule 4200 of the listing standards of Nasdaq. The Governance and Nominating Committee monitors the size and composition of the Board of Directors. Prior to the Company’s annual meeting of shareholders, the Governance and Nominating Committee, pursuant to qualification guidelines, assists the Board of Directors in selecting the candidates that will be presented to the Company’s shareholders for election as directors at the next annual meeting. The Governance and Nominating Committee considers and makes recommendations to the Board of Directors regarding any shareholder recommendations for candidates to serve on the Board of Directors. However, the Governance and Nominating Committee has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the small number of shareholder recommendations in the past. The Governance and Nominating Committee will review periodically whether a more formal policy should be adopted. Shareholders wishing to recommend candidates for consideration by the Governance and Nominating Committee may do so by writing to the Secretary of the Company at 4000 North First Street, San Jose, California 95134, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating shareholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting of shareholders to assure time for meaningful consideration by the Governance and Nominating Committee. There is no difference in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, by management or by the Board of Directors. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

In reviewing potential candidates to serve on the Board of Directors, the Governance and Nominating Committee considers experience in the semiconductor equipment industry, general business or other experience, the Company’s need for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, and other subjective criteria. Of greatest importance are the individual’s integrity, willingness to be actively involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board of Directors intends to continue to evaluate candidates for election to the Board of Directors on the basis of the foregoing criteria.

The Governance and Nominating Committee operates under a written charter that sets forth its functions and responsibilities. The current Governance and Nominating Committee charter was approved on February 14, 2006. A copy of the amended charter is posted on the Company’s website at www.novellus.com.

Corporate Governance

The Company has formal corporate governance standards. A chart setting forth the current status of the Company’s compliance with basic corporate governance guidelines is attached to this Proxy Statement as Appendix A. The Company has adopted charters for each of its committees as well as a set of Principles of Corporate Governance. The Governance and Nominating Committee is responsible for overseeing the Principles of Corporate Governance and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Copies of the Principles of Corporate Governance and the charters of each of the committees are posted on the Company’s website at www.novellus.com.

The following chart sets forth certain information concerning members of the Board of Directors and their compliance with governance policies and standards in fiscal year 2005:

Director	I – Independent, E – Employee	Governance and Nominating Committee – Chair*	Audit Committee – Chair*	Stock Option and Compensation Committee – Chair*	Board Meetings Attended	Qualified Financial Expert	Audit Committee Independence	Financially Literate
William R. Spivey	I	Yes*		Yes	100%	N/A	N/A	Yes
Neil R. Bonke	I		Yes		100%	N/A	Yes	Yes
J. David Litster	I	Yes		Yes*	100%	N/A	N/A	Yes
Ann D. Rhoads	I		Yes*		86%	Yes	Yes	Yes
Glen G. Possley	I		Yes		100%	N/A	Yes	Yes
Delbert A. Whitaker	I	(1)	Yes	(1)	100%	N/A	Yes	Yes
Yoshio Nishi	I	Yes		Yes	100%	N/A	N/A	Yes
Youssef A. El-Mansy	I	Yes		Yes	100%	N/A	N/A	Yes
Richard S. Hill	E				100%	N/A	N/A	Yes

Director	Date of Most Recent Director Education	Total Number of Public Boards Serving on Including Novellus	Lead Director	Age	Participated in CEO Evaluation Deliberations	Participated in Mgmt Succession & Development Session	Access To Mgmt	Participated in Board Evaluation
William R. Spivey	5/14/04	6	Yes	59	Yes	Yes	Yes	Yes
Neil R. Bonke	10/13/05	2		64	Yes	Yes	Yes	Yes
J. David Litster	4/27/04	1		67	Yes	Yes	Yes	Yes
Ann D. Rhoads	6/4/04	1		40	Yes	Yes	Yes	Yes
Glen G. Possley	12/6/05	3		65	Yes	Yes	Yes	Yes
Delbert A. Whitaker	–	1		62	Yes	Yes	Yes	Yes
Yoshio Nishi	–	1		66	Yes	Yes	Yes	Yes
Youssef A. El-Mansy	–	2		61	Yes	Yes	Yes	Yes
Richard S. Hill	6/21/04	3		54	No	Yes	Yes	Yes

(1)	Mr. Whitaker was a member of the Governance & Nominating Committee and the Stock Option & Compensation Committee until May 2005 at which time he left those committees and joined the Audit Committee for the remainder of the year.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission (the “SEC”), and the listing standards of Nasdaq. A copy of the Code of Conduct is posted on the Company’s website at www.novellus.com. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Conduct.

Communication between Shareholders and Directors

The Board of Directors does not currently have a formal process for shareholders to send communications to it. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board of Directors or by individual directors, as applicable, and that timely and appropriate responses are provided. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. Shareholders wishing to formally communicate with the Board of Directors may send communications directly to Richard S. Hill, Chairman of the Board, and/or William R. Spivey, Lead Director, c/o Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134.

Compensation Committee Interlocks and Insider Participation

Messrs. Litster, El-Mansy, Nishi, Spivey and Whitaker, all of whom are “independent” under the listing standards of Nasdaq, served on the Stock Option and Compensation Committee in 2005. No member of the committee is or was formerly an officer or an employee of the Company or its subsidiaries. There were no interlocks or insider participation between any member of the Board of Directors or Stock Option and Compensation Committee and any member of the board of directors or compensation committee of another company.

Director Compensation

Directors who are not employees of the Company receive an annual retainer of $30,000, a fee of $2,000 for each meeting of the Board attended and a fee of $1,000 for each meeting of a committee of the Board attended. In addition, the lead director and the chair of the Audit Committee each receive a fee of $10,000, and the chair of the Stock Option and Compensation Committee receives a fee of $5,000.

Beginning in 2005, non-employee directors also receive an annual restricted stock award of 5,000 shares of Common Stock under the Company’s Amended and Restated 2001 Stock Incentive Plan. Accordingly, on May 2, 2005, Ms. Rhoads and Messrs. Bonke, El-Mansy, Litster, Nishi, Possley, Spivey and Whitaker were each awarded 5,000 shares of restricted stock. One-third of the shares of restricted stock will vest on each successive anniversary of the award.

The following table provides certain information with respect to board fees paid and restricted stock awards granted to each of the current members of the Board during the fiscal year ended December 31, 2005.

Member of Board of Directors	2005 Board Fees	Number of Restricted Shares Granted	Total Value of Restricted Shares On Grant Date	Total Compensation
Neil R. Bonke	$56,000	5,000	$118,050	$174,050
Youssef A. El-Mansy	$56,000	5,000	$118,050	$174,050
J. David Litster	$59,000	5,000	$118,050	$177,050
Yoshio Nishi	$55,000	5,000	$118,050	$173,050
Glen G. Possley	$56,000	5,000	$118,050	$174,050
Ann D. Rhoads	$64,000	5,000	$118,050	$182,050
William R. Spivey	$66,000	5,000	$118,050	$184,050
Delbert A. Whitaker	$53,000	5,000	$118,050	$171,050

PROPOSAL NO. 2
RATIFICATION AND APPROVAL OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1986, and the Audit Committee has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 2006. The Board of Directors recommends that shareholders ratify and approve such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Ratification and approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that a majority of the shares present or represented and entitled to vote are not voted in favor of ratification, the Audit Committee will reconsider its selection.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of its financial statements for the year ended December 31, 2005, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004 and of the effectiveness of the Company’s internal control over financial reporting at December 31, 2005 and December 31, 2004, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2005		Fiscal 2004
Audit Fees (1)
Audit of Financial Statements	$1,478,000		$1,198,000
Sarbanes-Oxley related fees for Internal Control over Financial Reporting	751,000		863,000
Total Audit Fees		$2,229,000		$2,061,000

Audit-Related Fees (2)		138,000		224,000

Tax Fees (3)
Tax Compliance Fees	$1,221,000		$1,148,000
Tax Planning and Advisory	716,000		817,000
Total Tax Fees		1,937,000		$1,965,000

All Other Fees (4)		8,000		12,000
Total (5)		$4,312,000		$4,262,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and of the effectiveness of the Company’s internal control over financial reporting at December 31, 2005 and December 31, 2004, and the reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Ernst & Young LLP has audited the Company’s consolidated financial statements since

1986, as a result of which, Ernst & Young LLP has acquired a historical knowledge of and familiarity with the Company’s financial statements and financial reporting.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisory and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for services other than the services reported above. In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services are so compatible.

(5)	For Fiscal 2005, the percentage of total fees paid to Ernst & Young LLP attributable to Tax Planning and Advisory Fees and All Other Fees was 16.8%. For Fiscal 2004, the percentage of total fees paid to Ernst & Young LLP attributable to Tax Planning and Advisory Fees and All Other Fees was 19.5%.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Board of Directors recommends a vote FOR the ratification and approval of
Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

PROPOSAL NO. 3
SHAREHOLDER PROPOSAL REGARDING EXECUTIVE COMPENSATION
For the reasons stated below, the Board of Directors
recommends a vote AGAINST this shareholder proposal.

The Company has been advised that Amalgamated Bank LongView Collective Investment Fund, which holds 49,960 shares and has an address of 11-15 Union Square, New York, NY 10003, intends to submit the following proposal for consideration at the Annual Meeting:

RESOLVED: The shareholders of Novellus Systems, Inc. (“Novellus” or the “Company”) urge the Board of Directors to adopt a policy that a significant portion of future long-term equity compensation to senior executives shall be performance-based, i.e., linked to demonstrable performance criteria, measured by challenging performance targets, and using as benchmarks such criteria as Novellus’ performance compared to its peers and a broader market standard.

SUPPORTING STATEMENT OF AMALGAMATED

As shareholders, we support compensation policies for senior executives that provide challenging performance objectives and motivate executives to achieve long-term shareholder value. We are concerned that this is not happening at Novellus.

A 2005 survey by Equilar of CEO compensation at ten semiconductor companies disclosed that Novellus’ Chairman and CEO, Richard S. Hill, had the third highest total direct compensation over the most recent three-year period. The average value of his compensation in options and stock over that three-year period was also third highest among CEOs in the industry.

By contrast, Novellus has underperformed both the S&P 500 index and the Dow Jones U.S. Semiconductors Index for the one-, two-, three- and four-year periods ending November 18, 2005.

In last year’s proxy statement Novellus’ board stated that it was seeking to motivate management to “improve the operating performance and cash flow of the Company, not just the Company’s stock price,” opining that this management focus should drive “superior long-term returns to the Company’s shareholders.”

Novellus’ equity awards consist of a combination of restricted stock and standard options awards at market price. We are concerned that these forms of compensation do not adequately tie pay to performance.

Restricted shares are available after the passage of years and can have value even if the share price has declined. Moreover, standard stock options are not as closely tied to performance as are:

(1)	indexed options, whose exercise price is linked to an industry index;

(2)	premium-priced stock options, whose exercise price is above the market price on the grant date; or

(3)	performance-vesting options, which vest when the market price of the stock exceeds a specific target.

Standard options can give windfalls to executives who are lucky enough to hold them during a bull market and penalize executives who hold them during a bear market. Investors and market observers, including Warren Buffett, Alan Greenspan and Al Rappaport, criticize standard options as inappropriately rewarding mediocre or poor performance. Mr. Buffett has characterized standard stock option plans as “really a royalty on the passage of time,” and all three favor using indexed options.

We believe that the Board of Directors should adopt a more rigorous standard for senior executives’ incentive compensation, one that considers more closely not just to the Company’s performance, but also how that performance compares to its peers and the broader market.

We urge you to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST this shareholder proposal.

STATEMENT OF NOVELLUS’ BOARD OF DIRECTORS

For the reasons stated below, the Board of Directors
recommends a vote AGAINST Amalgamated’s shareholder proposal.

Novellus’ Board of Directors and Stock Option and Compensation Committee believe that the Company’s existing long-term equity compensation program is appropriate and effective in aligning the interests of Novellus’ senior executive employees with those of Novellus’ shareholders. The Board of Directors and the Stock Option and Compensation Committee agree that equity compensation programs should be designed to motivate senior executive employees to create value for Novellus’ shareholders over the long-term. However, there is no evidence that suggests that the preferred way to accomplish this goal is to provide the types of equity-based grants described in Amalgamated’s proposal. Programs using indexed options, premium-priced stock options and performance-vesting options are not a widespread market practice, nor are they used by Novellus’ competitors.

Senior executive employee compensation at Novellus is overseen by the Company’s Board of Directors through the Stock Option and Compensation Committee, which is comprised solely of independent directors who make decisions they believe are in the best interests of Novellus and our shareholders. As described more fully in the Stock Option and Compensation Committee’s Report on Executive Compensation on page 26 of this Proxy Statement, Novellus’ equity compensation program for senior executive employees includes two forms of long-term incentives: restricted stock and stock options. The size and frequency of grants under the program is based on each senior executive employee’s demonstrated level of performance over time. The Stock Option and Compensation Committee annually reviews compensation levels and practices to ensure their competitiveness. In conducting the annual review, the Stock Option and Compensation Committee considers industry practices and individual performance of senior executive employees.

The Board of Directors and the Stock Option and Compensation Committee believe that stock option grants are inherently performance-based, since their eventual value to the recipient is directly linked to Novellus’ stock price, which is largely driven by company performance. The option grants awarded in recent years vest ratably over a four-year period from the date of grant. For any value to be derived from an option grant, Novellus’ performance needs to be at a level that, in comparison to the industry and the overall stock market, continues to drive increased stock price performance and shareholder value over a period of years. If the price of Novellus’ stock does not exceed the grant price before the option’s term expires, the option will become worthless. In addition, restricted stock awards may be designed to be performance-based, if shares are forfeited when a performance target is not met after a specific period of time. Novellus has recently implemented a restricted stock vesting schedule that applies to all restricted stock award recipients other than Novellus’ Chairman and Chief Executive Officer, Richard S. Hill and Novellus’ President, Sasson Somekh and provides for forfeiture of 50% of the shares represented by an award if Company revenue targets are not achieved within four years after the award date. Mr. Hill’s and Mr. Somekh’s restricted stock awards provide for complete forfeiture of the shares represented by their awards if Company revenue targets are not achieved within four years after their award date.

A review of the compensation of Mr. Hill, Novellus’ Chairman and Chief Executive Officer, illustrates the close alignment of Novellus’ long-term incentive program with achievement of shareholder value. In determining the long-term equity compensation of the Chairman and CEO, the Stock Option and Compensation Committee considers the Company’s performance and relative shareholder return, the value of similar equity awards to CEOs at comparable companies and the equity compensation granted to the Chairman and CEO in prior years. For the period from 1993 through 2005, the Company’s compound annual rate of return to shareholders based on increases in the Company’s stock price was 19.54%. Over the same period, Mr. Hill has received stock options covering approximately 4,930,352 shares and 265,000 restricted shares to provide him with the incentive to remain with the Company to drive performance that will increase shareholder value over the long term. A significant portion of the attributed value of Mr. Hill’s stock option grants is related to stock options that have an exercise price well in excess of the current market price of Novellus’ stock and, therefore, cannot be exercised at a profit unless the price of Novellus’ stock exceeds that exercise price prior to the expiration of the grants. Of Mr. Hill’s stock option grants exercisable as of December 31, 2005, approximately 98% had an exercise price in excess of the market price of Novellus’ stock on that date. The value Mr. Hill ultimately receives from all of his option grants will depend upon the future price of Novellus’ common stock at the time he exercises the options. Mr. Hill will not receive any benefit whatsoever from the options unless Novellus’ stock price increases after the date of grant of the options.

The Board of Directors and the Stock Option and Compensation Committee believe that adopting a policy that provides the types of equity-based grants advocated by Amalgamated would put Novellus at a competitive disadvantage. It would do this by severely restricting the Stock Option and Compensation Committee’s flexibility and discretion to select from among those compensation vehicles that best compensate Novellus’ senior executive employees in a manner designed to enable Novellus to achieve its goals of hiring and retaining experienced senior executive employees. The Board of Directors and the Stock Option and Compensation Committee believe this flexibility is necessary in order to foster long-term success and increased shareholder value. In addition, while the Board of Directors and the Stock Option and Compensation Committee agree that equity compensation programs should be designed in such a way that the compensation of senior executive employees increases as corporate or individual performance goals are met or exceeded, the Board of Directors and the Stock Option and Compensation Committee note that compensation programs must also be designed to attract, motivate and retain key employees. Attracting, motivating and retaining key employees is essential to the success of any business and, fundamentally speaking, the purpose of executive compensation is to provide consideration to valued employees for their services to the company, not to create a guarantee of a certain level of corporate performance.

For the reasons cited above, the Board of Directors and the Stock Option and Compensation Committee believe that adoption of Amalgamated’s proposal is unwise because it would create a substantial risk of loss of key executives and decreased shareholder value. Novellus’ current approach to long-term incentive programs effectively aligns the goals of compensation programs for senior executive employees with those of the Company’s shareholders and allows Novellus to create compensation policies appropriate to the aggressive hiring environment for experienced senior executives in our industry.

The Board of Directors recommends a vote AGAINST this shareholder proposal.

OTHER INFORMATION

Executive Officers

In addition to Mr. Hill, the executive officers of the Company as of March 31, 2006, were as follows:

Name	Age	Position
Gino Addiego	46	Executive Vice President, Corporate Operations
Timothy M. Archer	38	Senior Vice President, Dielectrics Business Group
Jeffrey C. Benzing	49	Executive Vice President and Chief Business Officer
Thomas Caulfield	47	Executive Vice President, Sales, Marketing and Customer Satisfaction
Fusen Chen	46	Executive Vice President and Chief Technology Officer
Thomas R. Foy	37	Vice President, Corporate Controller
William H. Kurtz	49	Executive Vice President and Chief Financial Officer
Patrick J. Lord	40	Senior Vice President, Business Development and Strategic Planning
Sasson Somekh	60	President

Mr. Addiego is currently Executive Vice President, Corporate Operations. He joined the Company in February 2005 as Senior Vice President of Corporate Operations. From November 1996 to February 2005, Mr. Addiego was employed at Applied Materials, Inc. where he last served as Senior Vice President and General Manager of ETEC Systems. From March 1995 to November 1996, Mr. Addiego was employed at KLA Instruments Incorporated where he served as Vice President of Engineering, Advanced Inspection Division. Mr. Addiego was employed by Photon Dynamics Incorporated from 1990 to February 1995, where he last served as Vice President, General Manager of Test and Repair Products. Mr. Addiego holds a Bachelor of Science degree and a Ph.D. in Electrical Engineering from the University of California, Berkeley.

Mr. Archer is currently Senior Vice President, Dielectrics Business Group. Since joining the Company in 1994, Mr. Archer has held a number of positions, including Senior Vice President, PECVD and Electrofill from October 2005 to February 2006; Vice President and General Manager for the Electrofill Business Unit from April 2002 to October 2005; Senior Director of Technology for the Electrofill Business Unit from April 2001 to April 2002; and Senior Director of Technology for Novellus Systems Japan from July 1999 to April 2001. Prior to joining the Company, Mr. Archer was employed at Tektronix, Inc. Mr. Archer completed the Program for Management Development at Harvard Business School and holds a Bachelor of Science degree in Applied Physics from the California Institute of Technology.

Mr. Benzing is currently Executive Vice President and Chief Business Officer, a position he has held since March 2004. He joined the Company in November 1988 as Director of Special Projects. From July 1992 through June 1999 he served as the Company’s Vice President in charge of Product Development, from July 1999 through December 2001 he served as Executive Vice President, Systems Development, Engineering and Manufacturing Operations, and from January 2002 through February 2004 he served as Executive Vice President of the Deposition Business Group. From 1984 to 1988, Mr. Benzing was Vice President of Engineering of Benzing Technologies, a company that he co-founded. From 1979 to 1984, Mr. Benzing served in various positions at Hewlett Packard Company. Mr. Benzing holds a Bachelor of Science degree from the University of California, Berkeley and a Master of Science degree from Stanford University, both in mechanical engineering.

Mr. Caulfield is currently Executive Vice President, Sales, Marketing, and Customer Satisfaction. Mr. Caulfield joined the Company in October 2005. Prior to joining the Company, Mr. Caulfield was employed for 16 years at International Business Machines Corporation (“IBM”), where he held a number of positions, including Vice President of 300mm Semiconductor Operations. Prior to joining IBM, he worked at Philips

Laboratory as a senior member of the research staff. Mr. Caulfield received Bachelor of Science degrees in Materials Science/Metallurgy from Columbia University and in Physics from St. Lawrence University. He also holds a Master of Science and a Doctorate of Engineering Science from Columbia University.

Mr. Chen is currently Executive Vice President and Chief Technology Officer. He joined the Company as Senior Vice President of Asia-Pacific Operations in October 2004. From January 1994 to September 2004, Mr. Chen was employed at Applied Materials, Inc. as the Group Vice President and General Manager for the Copper Physical Vapor Deposition (PVD) & Interconnect Product Business Group. Prior to joining Applied Materials, Inc., Mr. Chen worked at LSI Logic and SGS-Thomson Microelectronics. Mr. Chen received his Bachelor of Science degree in Materials Science & Engineering from the National Tsing Hua University in Taiwan and his doctorate in Materials Science & Engineering from the State University of New York at Stony Brook. He holds more than 60 U.S. patents and has authored over 50 technical publications. Mr. Chen serves on the Board of Directors of Electroglas, Inc.

Mr. Foy is currently Vice President, Corporate Controller. Since joining the Company in July 1993, Mr. Foy has held several finance and operations positions, including Treasurer, from May 1997 to June 1999; Director, Worldwide Logistics, from June 1999 to May 2000; Director, Finance and Administration, Japan from May 2000 to June 2002; and Director of Finance, Business Units, R&D, and Manufacturing Operations, from July 2002 to January 2006. Mr. Foy received his Bachelor of Science degree in Economics from the University of California, Riverside, and his Master of Business Administration from Santa Clara University.

Mr. Kurtz is currently Executive Vice President and Chief Financial Officer. He joined the Company in September of 2005. Prior to joining the Company, Mr. Kurtz was senior vice president and chief financial officer at Engenio Information Technologies, Inc., a subsidiary of LSI Logic Corporation. From July 2001 to February 2004, Mr. Kurtz served as Chief Operating Officer and Chief Financial Officer of 3PARdata, Inc., a privately held data storage company. From August 1998 to June 2001, Mr. Kurtz served as Executive Vice President and Chief Financial Officer of Scient Corporation, a provider of Internet consulting and IT professional services. From July 1983 to August 1998, Mr. Kurtz served in various capacities at AT&T, including Vice President of Cost Management and Chief Financial Officer of AT&T’s Business Markets Division. Prior to joining AT&T, he worked at Price Waterhouse, now PricewaterhouseCoopers LLP. Mr. Kurtz is a certified public accountant and received a Bachelor of Science degree in Commerce from Rider University and a Master of Science in Management from Stanford University, Alfred P. Sloan Program. He is currently a member of the board of directors and chair of the audit committees at PMC-Sierra, Inc. and Redback Networks, Inc.

Mr. Lord is currently Senior Vice President of Business Development and Strategic Planning. Since joining the Company in February 2001, Mr. Lord has held a number of positions, including Vice President of Business Development and Strategic Planning from October 2004 to October 2005; Senior Director of Marketing from March 2002 to October 2004; and Senior Director of Business Development from February 2001 to March 2002. Prior to joining the Company, Mr. Lord was employed for six years at KLA-Tencor Corporation in various product marketing and management roles. Mr. Lord holds a Bachelor of Science degree, a Master of Science degree and a Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

Mr. Somekh joined the Company in January 2004 as President, and member of the Office of the CEO. Prior to joining the Company, Mr. Somekh worked for 23 years at Applied Materials, Inc., where he held several management positions, including Executive Vice President, Chairman of the Executive Committee. Mr. Somekh is also a member of the board of directors of Synopsys, Inc., a provider of electronic design automation, and Nanosys, Inc., a nanotechnology company. Mr. Somekh received his Ph.D. in Electrical Engineering from the California Institute of Technology.

Officers serve at the discretion of the Board of Directors until their successors are appointed. There are no family relationships among the Company’s executive officers or directors.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as executive officers on December 31, 2005 whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 2005 for services rendered to the Company in all capacities for the three years ended December 31, 2005 (collectively, the “named executive officers”), as well as one individual who would have been among the Company’s named executive officers had he been serving as an executive officer on December 31, 2005.

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)		Total Annual Compensation	Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)(2)		All Other Compensation ($)
Richard S. Hill	2005	840,000	782,880	35,872	(3)	1,658,752	1,230,500	(4)	150,000		2,070
Chairman of the Board and	2004	774,231	1,076,880	34,932	(3)	1,886,043	2,343,000	(5)(6)	350,000		2,070
Chief Executive Officer	2003	750,000	—	31,628	(3)	781,112	—		—		4,002

Sasson Somekh (7)	2005	520,000	312,322	19,436	(8)	851,758	742,800	(9)	70,000		3,870
President	2004	423,846	593,110	6,150	(8)	1,023,106	2,389,185	(6)(10)(11)	412,500		3,906
	2003	—	—	—		—	—		—

Wilbert van den Hoek	2005	346,000	192,883	10,588	(12)	549,471	309,500	(13)(14)	28,000	(15)	1,156
Executive Vice President	2004	319,385	296,522	10,292	(12)	626,199	692,910	(6)(10)(13)	87,500		1,059
	2003	299,596	—	10,054	(12)	309,650	—		—		988

Jeffrey C. Benzing	2005	343,000	189,753	18,588	(16)	551,341	495,200	(14)(17)	40,000		1,145
Executive Vice President	2004	330,000	286,080	17,792	(16)	633,872	364,890	(6)(10)(17)	70,000		1,098
	2003	328,789	—	15,854	(16)	344,643	—		—		1,092

John Chenault	2005	312,000	179,236	7,849	(18)	499,085	—		—		2,962
Executive Vice President	2004	301,923	253,063	7,752	(18)	562,738	312,400	(6)(19)	45,000		2,838
	2003	339,192	—	7,454	(18)	346,646	—		—		3,239

Fusen Chen (20)	2005	294,615	180,724	6,300	(21)	481,640	758,970	(14)(22)	65,000		965
Executive Vice President	2004	72,500	248,530	—		321,030	521,100	(23)	120,000		202
	2003	—	—	—		—	—		—

(1)	Mr. Hill and the other executive officers have not received any salary increases for 2006, except for Mr. Chen, whose 2006 salary increase to $330,000 was approved in December 2005.

(2)	Amounts represent stock option grants. See Option/SAR Grants in Fiscal Year 2005 table.

(3)	Represents (i) $6,300, $6,150 and $6,000 in matching contributions by the Company to Mr. Hill’s 401(k) plan in 2005, 2004 and 2003, respectively, (ii) $29,572, $28,782, and $25,112 in tax preparation and financial advisory fees paid in 2005, 2004, and 2003, respectively, by the Company on behalf of Mr. Hill and (iii) $516 in country club membership dues reimbursed to Mr. Hill in 2003.

(4)	Represents a total of 50,000 performance based shares granted to Mr. Hill on December 16, 2005 pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on December 16, 2005 ($24.61). 100% of the shares will vest when the Company has four consecutive quarters totaling $2.0 billion of revenue. In the event that the Company has not had four consecutive quarters totaling $2.0 billion of revenue by December 16, 2009, 100% of the shares will be forfeited automatically.

(5)	Represents a total of 75,000 shares granted to Mr. Hill on June 11, 2004 pursuant to a Restricted Stock Award Agreement.

(6)	Value is based on the price of the Company’s Common Stock on June 11, 2004 ($31.24). 50% of the shares will vest when the Company has four consecutive quarters totaling $2.5 billion of revenue and the remaining 50% will vest on June 11, 2009. In the event that the Company has not had four consecutive quarters totaling $2.5 billion of revenue, 100% of the shares will vest on June 11, 2009.

(7)	Mr. Somekh joined the Company in January 2004.

(8)	Represents $6,300 and $6,150 in matching contributions by the Company to Mr. Somekh’s 401(k) plan in 2005 and 2004, respectively, and $12,858 in tax preparation and financial advisory fees paid in 2005 by the Company on behalf of Mr. Somekh.

(9)	Represents a total of 30,000 performance based shares granted to Mr. Somekh on December 15, 2005 pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on December 15, 2005 ($24.76). 100% of the shares will vest when the Company has four consecutive quarters totaling $2.0 billion of revenue. In the event that the Company has not had four consecutive quarters totaling $2.0 billion of revenue by December 16, 2009, 100% of the shares will be forfeited automatically.

(10)	Value is based on the price of the Company’s Common Stock on December 9, 2004 ($27.91). 50% of the shares will vest when the Company has four consecutive quarters totaling $2.5 billion of revenue and the remaining 50% will vest on December 9, 2009. In the event that the Company has not had four consecutive quarters totaling $2.5 billion of revenue, 100% of the shares will vest on December 9, 2009.

(11)	Includes a total of 50,000 shares granted to Mr. Somekh pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on January 29, 2004 ($32.53). 20% of the shares vest on January 26 of each year, beginning on January 26, 2005. Also includes a total of 19,500 shares granted to Mr. Somekh on June 11, 2004 pursuant to a Restricted Stock Award Agreement and a total of 5,500 shares granted to Mr. Somekh on December 9, 2004 pursuant to a Restricted Stock Award Agreement.

(12)	Represents (i) $6,300, $6,150 and $6,000 in matching contributions by the Company to Mr. van den Hoek’s 401(k) plan in 2005, 2004 and 2003, respectively, and (ii) $4,288, $4,142 and $4,054 in tax preparation and financial advisory fees paid in 2005, 2004 and 2003, respectively, by the Company on behalf of Mr. van den Hoek.

(13)	Includes (i) a total of 19,500 shares granted to Mr. van den Hoek on June 11, 2004; (ii) a total of 3,000 shares granted to Mr. van den Hoek on December 9, 2004; and (iii) a total of 12,500 shares granted to Mr. Van den Hoek on December 15, 2005 pursuant to Restricted Stock Award Agreements. Subsequently, in February 2006, 6,250 of the shares granted on December 15, 2005 were returned to the Company in accordance with the terms of Mr. van den Hoek’s part-time employment agreement with the Company.

(14)	Value is based on the price of the Company’s Common Stock on December 15, 2005 ($24.76). 50% of the shares will vest on December 15, 2008 and the remaining 50% will vest when the Company has four consecutive quarters totaling $2.0 billion of revenue. In the event that the Company has not had four consecutive quarters totaling $2.0 billion of revenue, 50% of the shares will be forfeited automatically.

(15)	On February 2006, 14,000 of the shares granted on December 15, 2005 were returned to the Company in accordance with the terms of Mr. van den Hoek’s part-time employment agreement with the Company.

(16)	Represents (i) $6,300, $6,150 and $6,000 in matching contributions by the Company to Mr. Benzing’s 401(k) plan in 2005, 2004 and 2003, respectively, and (ii) $12,288, $11,642, and $9,854 tax preparation and financial advisory fees paid in 2005, 2004 and 2003, respectively, by the Company on behalf of Mr. Benzing.

(17)	Includes (i) a total of 9,000 shares granted to Mr. Benzing on June 11, 2004, (ii) a total of 3,000 shares granted to Mr. Benzing on December 9, 2004; and (iii) a total of 20,000 shares granted to Mr. Benzing on December 15, 2005 pursuant to Restricted Stock Award Agreements.

(18)	Represents (i) $4,849, $5,252 and $5,454 in matching contributions by the Company to Mr. Chenault’s 401(k) plan in 2005, 2004 and 2003, respectively, and (ii) $3,000, $2,500 and $2,000 in tax preparation and financial advisory fees paid in 2005, 2004 and 2003, respectively, by the Company on behalf of Mr. Chenault.

(19)	Includes 10,000 shares granted to Mr. Chenault on June 11, 2004 pursuant to a Restricted Stock Award Agreement.

(20)	Mr. Chen joined the Company in October 2004 as Senior Vice President, Asia Pacific Operations and was promoted to Chief Technology Officer in October 2005.

(21)	Represents $6,300 in matching contributions by the Company to Mr. Chen’s 401(k) plan in 2005.

(22)	Includes a total of 15,000 shares granted to Mr. Chen on May 2, 2005 pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on May 2, 2005 ($23.61). 50% will vest when the Company has four consecutive quarters totaling $2.5 billion of revenue. In the event that the Company has not had four consecutive quarters totaling $2.5 billion of revenue, 100% of the shares will vest on May 2, 2009. Also includes a total of 5,000 shares granted to Mr. Chen on October 27, 2005 pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on October 27, 2005 ($21.54). 100% of the shares will vest on October 27, 2010. Lastly, includes a total of 12,000 shares granted to Mr. Chen on December 15, 2005 pursuant to Restricted Stock Award Agreement.

(23)	Includes 15,000 shares granted to Mr. Chen on October 21, 2004 pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on October 21, 2004 ($25.58). 5,000 shares shall vest on each anniversary of the grant date. Also includes 5,000 shares granted to Mr. Chen on December 16, 2004 pursuant to a Restricted Stock Award Agreement. Value is based on the Company’s Common Stock on December 16, 2004 ($27.48). 50% of the shares will vest when Company has four consecutive quarters totaling $2.5 billion of revenue. In the event that the Company has not had four consecutive quarters totaling $2.5 billion of revenue, 100% of the shares will vest on December 16, 2009.

Option/SAR Grants in Fiscal Year 2005

The following table provides certain information with respect to stock options granted to the named executive officers during the fiscal year ended December 31, 2005:

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees (1)	Exercise Price Per Share	Expiration Date	Grant Date Present Value (2)	5%	10%
Richard S. Hill.	150,000		5.15%	$24.61	12/16/2015	$1,569,169	$2,321,565	$5,883,300
Sasson Somekh.	70,000		2.40%	24.76	12/15/2015	736,743	1,090,000	2,762,274
Wilbert van den Hoek	28,000	(4)	0.96%	24.76	12/15/2015	294,697	436,000	1,104,910
Jeffrey C. Benzing	40,000		1.37%	24.76	12/15/2015	420,996	622,857	1,578,443
John Chenault	—		—	—	—	—	—	—
Fusen Chen	25,000		0.86%	21.54	10/27/2015	228,903	338,660	858,230
	40,000		1.37%	24.76	12/15/2015	420,996	622,857	1,578,443

(1)	Based on a total of 2,910,815 options granted to employees of the Company, including the named executive officers, in 2005.

(2)	This estimated hypothetical value is based on a Black-Scholes option pricing model pursuant to Statement of Financial Accounting Standards No. 123. We used the following assumptions in estimating this value: potential option term, 3.9 years; risk-free rate of return, 4.374%; and expected volatility, 50.15%.

(3)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

(4)	In February 2006, 14,000 of the shares granted on December 15, 2005 were returned to the Company in accordance with the terms of Mr. van den Hoek’s part-time employment agreement with the Company. Value after return of shares was $147,349.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

The following table sets forth certain information with respect to stock options exercised by the named executive officers during the fiscal year ended December 31, 2005, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2005, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2005.

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
Name	Shares Acquired	Value Realized	Exercisable (2)	Unexercisable	Exercisable	Unexercisable
Richard S. Hill.	0	—	1,437,936	341,412	$181,600	$0
Sasson Somekh.	0	—	318,750	163,750	0	0
Wilbert van den Hoek	206,250	$2,194,644	509,300	78,000	0	0
Jeffrey C. Benzing.	0	—	480,582	90,000	123,636	0
John Chenault.	0	—	521,372	12,500	162,722	0
Fusen Chen.	0	—	30,000	155,000	0	64,500

(1)	Calculated on the basis of the last reported sale price per share for the Company’s Common Stock on the Nasdaq National Market System of $24.12 on December 30, 2005, which was the last trading day of fiscal 2005.

(2)	Approximately 399,000 of the options which were accelerated on November 15, 2005 are subject to a Resale Restriction Agreement. The form of Resale Restriction Agreements is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2005.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2005, including the Amended and Restated 1992 Stock Option Plan, the Amended and Restated 1992 Employee Stock Purchase Plan, the Amended and Restated 2001 Stock Incentive Plan, the 2001 Non-Qualified Stock Option Plan, as amended, and the option plans and agreements assumed by the Company in connection with the acquisitions of GaSonics International Corporation (the “GaSonics Acquisition”) and SpeedFam-IPEC, Inc. (the “SpeedFam-IPEC Acquisition”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	13,697,952	$29.87	5,286,109
Equity compensation plans not approved by security holders (2)(3)(4)(5)	10,438,938	$34.31	1,422,349
Total	24,136,890	$31.79	6,708,458

(1)	Represents shares of the Company’s Common Stock issuable pursuant to the Company’s Amended and Restated 1992 Stock Option Plan (the “1992 Plan”), Amended and Restated 1992 Employee Stock Purchase Plan (the “1992 ESPP”), and Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”).

The 1992 Plan was originally adopted by the Board of Directors in April 1992 and was approved by the shareholders in May 1992. The Board of Directors adopted amendments and restatements of the 1992 Plan in 1993, 1995, 1996, 1997, 1998 and 1999. These amendments and restatements were approved by the shareholders in 1994, 1995, 1996, 1997, 1998 and 2000. The 1992 Plan is administered by the Stock Option and Compensation Committee. Options granted pursuant to the 1992 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Stock Option and Compensation Committee. Stock options expire ten years after the date of grant. The 1992 Plan expired in 2002 and options are no longer granted under the 1992 Plan. As of December 31, 2005, there were options outstanding to purchase 8,401,311 shares of the Company’s Common Stock under the 1992 Plan at a weighted average exercise price of $31.75 per share and no shares available for future issuance.

The 1992 ESPP was originally adopted by the Board of Directors and approved by the shareholders in May 1992. Amendments and restatements of the 1992 ESPP were adopted by the Board of Directors and approved by the shareholders in 1995, 1996, 1997, 1998, 1999, 2002 and 2005. The purpose of the 1992 ESPP is to provide participating employees of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. The 1992 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. The 1992 ESPP is implemented by one offering during each six-month period. The Board of Directors may alter the duration of the offering periods without shareholder approval. The price per share at which shares are sold under the 1992 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the 1992 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $5,000 for each offering period. A participant may purchase no more than 1,000 shares in any one offering period. As of December 31, 2005, there were 883,650 shares available for future issuance under the 1992 ESPP.

The 2001 Plan was originally adopted by the Board of Directors in March 2001 and approved by the shareholders in May 2001. An amendment and restatement of the 2001 Plan was adopted by the Board of Directors and approved by shareholders in 2005. The 2001 Plan is administered by the Stock Option and Compensation Committee. Options granted pursuant to the 2001 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Stock Option and Compensation Committee. Options expire ten years after the date of grant. The stock options issued under the 2001 Plan have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. As of December 31, 2005, there were options outstanding to purchase 5,296,641 shares of the Company’s Common Stock under the 2001 Plan at a weighted average exercise price of $26.89 per share and 4,402,459 shares available for future issuance.

(2)	Includes 506,877 shares of the Company’s Common Stock issuable pursuant to option plans and agreements assumed pursuant to the GaSonics Acquisition and 10,344 shares of the Company’s Common Stock available for future issuance pursuant to option plans assumed pursuant to the GaSonics Acquisition. The option agreements were originally issued by GaSonics under the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, the Gamma Precision Technology 1998 Stock Option Plan and the GaSonics International Corporation 2000 Supplemental Stock Option Plan (collectively, the “GaSonics Plans”), which are described below.

Pursuant to the GaSonics Acquisition, the Company assumed the option agreements then outstanding under the GaSonics Plans (the “GaSonics Assumed Options”). The GaSonics Assumed Options are governed by the terms of the respective GaSonics Plan under which they were originally issued. In addition, any future options issued under the GaSonics Plans will be governed by the respective plan under which such options are issued. Options governed by the terms of the GaSonics Plans generally are non-transferable (with the exception of non-qualified stock options, which may be assigned) and expire no later than ten years from date of grant. Options generally are exercisable immediately upon vesting. Shares of Common Stock issuable and/or exercised under the GaSonics Plans vest based upon years of service, generally four years. The GaSonics Plans, other than the Gamma Precision Technology 1998 Stock Option Plan, which was assumed by GaSonics when GaSonics acquired Gamma Precision Technology, were duly approved by the shareholders of GaSonics prior to the GaSonics Acquisition.

(3)	Includes 801,666 shares of the Company’s Common Stock issuable pursuant to option plans and agreements assumed pursuant to the SpeedFam-IPEC Acquisition and 56,642 shares of the Company’s Common Stock available for future issuance pursuant to option plans assumed pursuant to the SpeedFam-IPEC Acquisition. The option agreements were originally issued by SpeedFam-IPEC under the SpeedFam, Inc. 1991 Employee Incentive Stock Option Plan, as amended, the SpeedFam-IPEC, Inc. 1992 Stock Option Plan, as amended, the 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC International, Inc., as amended, the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc., and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001 (collectively, the “SpeedFam-IPEC Plans”), which are described below.

Pursuant to the SpeedFam-IPEC Acquisition, the Company assumed the option agreements then outstanding under the SpeedFam-IPEC Plans (the “SpeedFam-IPEC Assumed Options”). The SpeedFam-IPEC Assumed Options are governed by the terms of the respective SpeedFam-IPEC Plan under which they were originally issued. In addition, any future options issued under the SpeedFam-IPEC Plans will be governed by the respective plan under which such options are issued. Options governed by the terms of the SpeedFam-IPEC Plans generally are non-transferable and expire no later than ten years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of Common Stock issuable and/or exercised under the SpeedFam-IPEC Plans vest based upon years of service, generally four years. The SpeedFam-IPEC Plans, other than the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc. and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001, were duly approved by the shareholders of SpeedFam-IPEC prior to the SpeedFam-IPEC Acquisition.

(4)	Includes 8,880,395 shares of the Company’s Common Stock issuable pursuant to option plans and agreements and 1,355,363 shares of the Company’s Common Stock available for future issuance pursuant to the Company’s 2001 Non-Qualified Stock Option Plan, which is described below.

The Board of Directors adopted the 2001 Non-Qualified Stock Option Plan (the “2001 Non-Qualified Plan”) in December 2001. The 2001 Non-Qualified Plan is administered by the Stock Option and Compensation Committee. Pursuant to the 2001 Non-Qualified Plan, the Stock Option and Compensation Committee may grant non-qualified stock options, at its discretion, to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only non-qualified stock options may be issued under the 2001 Non-Qualified Plan. Stock options may not be granted to officers or directors of the Company from the 2001 Non-Qualified Plan. Stock options shall be issued under the 2001 Non-Qualified Plan with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed ten years from the date of grant.

(5)	Includes 250,000 shares of the Company’s Common Stock issuable pursuant to the grant of an employment inducement stock option to Sasson Somekh, who joined the Company in January 2004.

Employment Agreements

Richard S. Hill.  Effective as of March 11, 2005, the Company entered into an amended and restated employment agreement with Richard S. Hill, who is currently serving as our Chairman and Chief Executive Officer. This agreement amends and restates in its entirety Mr. Hill’s prior employment agreement dated as of October 1, 1998, as amended December 17, 1999 and January 14, 2004.

The current agreement provides for an initial employment term through December 31, 2006, with automatic renewals for successive two year periods if Mr. Hill continues to serve on the last day of each term. The agreement further provides that Mr. Hill will receive a base salary of $840,000 per annum and will be eligible to participate in the Company’s existing executive bonus plan.

In addition, Mr. Hill will be entitled to receive certain benefits and/or payments in connection with the termination of the agreement. These benefits and/or payments will vary depending upon whether termination of the agreement occurs as a result of Mr. Hill’s death, disability, resignation for “Good Reason,” or termination “Not for Cause” (all as defined in the agreement). If the agreement is terminated by reason of Mr. Hill’s death, the Company will continue to pay salary and benefits to Mr. Hill’s estate through the second full month after his death. If the agreement is terminated by reason of Mr. Hill’s disability, as defined therein, the Company will continue to employ Mr. Hill at 66 2/3% of his base salary at the time of disability and shall include Mr. Hill in the Company’s health insurance benefit plans until he reaches age 65. If the Company terminates the agreement Not for Cause or if Mr. Hill resigns for Good Reason, Mr. Hill will be entitled to receive (i) the greater of a severance payment equal to two years of his then current base salary, or his base salary through the expiration date of the agreement, which shall be payable in the form of salary continuation for two years on the Company’s normal payroll schedule; (ii) annual bonus payments equal to 150% of his then current base annual salary during the salary continuation period, payable in any year in which the Company pays any bonuses to any other employees; (iii) payment of health insurance premiums in accordance with the Company’s officer retirement health benefit program without regard to any age or length of service limitations for that program; (iv) continued vesting of his stock options through the salary continuation period, with vested options to be exercised within three years following the end of such period, during which time Mr. Hill will serve as a consultant; and (v) immediate vesting of his restricted stock award such that the Company’s right to repurchase such restricted stock shall immediately lapse. Payments during this salary continuation period are conditioned upon Mr. Hill’s observance of obligations not to compete with the Company’s business. Mr. Hill’s right to terminate for Good Reason shall continue for two years following a “Change of Control” (as defined in the agreement) in which he accepts a position with the Company or its successor, other than as chairman and chief executive officer. Mr. Hill’s Change of Control payments and benefits may be reduced such that they would not constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or be subject to the excise tax imposed by Section 4999 of the Code. If the Company terminates the agreement for “Cause” (as defined in the agreement), or if Mr. Hill terminates Not for Cause, no further rights to compensation or benefits will accrue to Mr. Hill, except that in a termination Not for Cause (i) Mr. Hill and his qualified dependents shall receive continued health insurance coverage under the Company’s officer retirement health benefit program, without regard to any age or length of service limitations for that program and (ii) if Mr. Hill is age fifty-five or older, he will receive a payment equal to twenty-four times his highest base monthly salary and an additional payment calculated according to the schedule set forth in the agreement. If Mr. Hill terminates his employment “Not for Cause” or retires after being disabled he will also receive the benefits he is entitled to under the Company’s July 1993 Board of Directors’ Resolution Regarding Officers’ Retirement, Medical and Dental Coverage; these may include lifetime health insurance for himself and his qualified dependents.

In addition, effective as of November 15, 2005, the Stock Option and Compensation Committee authorized the addition of the retirement benefits provided under Mr. Hill’s amended and restated employment agreement to the plans and programs covered by the Company’s existing rabbi trust agreement with Union Bank of California as trustee.

Sasson Somekh.  In January 2004, the Company entered into an offer letter with Mr. Somekh pursuant to which the Company retained Mr. Somekh as President for an annual base salary (subject to adjustment) of $475,000. As of the end of 2004, Mr. Somekh’s annual base salary has been adjusted to reflect a rate of $520,000. There has been no adjustment since that date. The Company will also pay one hundred percent of the cost of coverage for Mr. Somekh and a portion of the cost of coverage for Mr. Somekh’s dependents in accordance with the terms of the Company’s health, dental, vision, life and long-term disability insurance programs. As a senior member of the Company’s executive team, Mr. Somekh is entitled to unlimited use of the Company’s executive financial counselors at no cost to Mr. Somekh for the course of his employment at the Company and to the use of Ernst & Young LLP to prepare his personal tax returns.

Fusen Chen.  In October 2004, the Company entered into an offer letter with Mr. Chen pursuant to which the Company retained Mr. Chen as Senior Vice President, Asia Operations, for an annual base salary (subject to adjustment) of $290,000. As of the end of 2005, Mr. Chen’s annual base salary for 2006 has been adjusted to reflect a rate of $330,000. The Company will also pay one hundred percent of the cost of coverage for Mr. Chen and a portion of the cost of coverage for Mr. Chen’s dependents in accordance with the terms of the Company’s health, dental, vision, life and long-term disability insurance programs.

Certain Relationships and Related Transactions

The Company leases an aircraft from a third-party entity wholly owned by Richard S. Hill, the Company’s Chairman and Chief Executive Officer. Under the aircraft lease agreement, the Company incurred lease expense of $566,817, $918,230 and $789,025 for the years ended December 31, 2005, 2004 and 2003, respectively. As part of the Company’s internal audit plan, in January 2004, the Audit Committee authorized the Company’s internal audit function to conduct a study of lease rates for similar aircraft. The results of this study confirmed that rates charged by the third-party entity would be comparable to amounts charged by third-party commercial charter companies for similar aircraft.

Mr. Hill is a member of the Board of Directors of the University of Illinois Foundation. The Company regularly provides research funding to certain groups, and the Company provided research grants to the University of Illinois and certain of its professors in the amount of $120,250, $100,000 and $100,000 in the years ended December 31, 2005, 2004 and 2003, respectively.

During the years ended December 31, 2005, 2004 and 2003, Mr. Hill was also a member of the Board of Directors of LTX Corporation. We recorded sublease income from LTX Corporation of $1,402,790 in each of the years ended December 31, 2005, 2004 and 2003, respectively. Mr. Hill’s term as a member of the Board of Directors of LTX Corporation expired in November 2005.

During each of the years ended December 31, 2005, 2004 and 2003, the Company employed, in non-executive positions, an immediate family member of each of Richard S. Hill, Jeffrey C. Benzing and Wilbert van den Hoek. The aggregate compensation amounts paid to the three family members during the years ended December 31, 2005, 2004 and 2003 were $387,931, $515,400 and $466,418, respectively. Their compensation is commensurate with their peers’.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

Stock Option and Compensation Committee Report
on Executive Compensation

Compensation Philosophy

The Company applies a consistent compensation philosophy for all employees, including senior management. This philosophy is to recognize effort, but pay for performance. The Company establishes aggressive goals and objectives at the beginning of each year, and provides incentives to its employees and management by awarding a percentage of their compensation based on achieving these goals and objectives. By linking compensation to performance, the Company seeks to ensure that the interests of its employees are closely aligned with those of its shareholders.

The Company recognizes that competition for qualified personnel within the semiconductor industry is intense. A competitive total compensation package is necessary to attract, motivate and retain employees of the highest caliber.

Compensation Vehicles

Compensation at the Company has three principal components: Salary, Cash Bonuses and Equity Compensation.

Salary

The Company targets base salaries at the 50th percentile of comparable companies within the semiconductor industry as well as other high-technology firms. To ensure this position, the Company consults surveys that track other leading companies, many of which are included in the RDG Technology Composite Index.

Cash Bonuses

The Company includes all of its employees in the rewards of achieving its financial targets. Profit Sharing is paid to all employees who do not participate in a separate cash incentive program. Bonus participation is targeted at top management performers within the Company, and payments are designed to be a significant part of their compensation. Bonuses are based upon achievement of corporate goals and individual objectives. Corporate goals are expressed in a financial plan that includes profitability targets as well as other goals, such as inventory turns. Individual objectives depend on the role of each employee in the Company, and include such matters as sales within a particular market or to specific customers, inventory turns and technological achievements. If the corporate goals are achieved, bonuses are approved by the Stock Option and Compensation Committee (the “Compensation Committee”) and distributed to participating executive officers and employees based on the achievement of their individual performance objectives.

Senior Executive Bonus Plan

During the year ended December 31, 2005, the Company maintained a senior executive bonus plan program. The Compensation Committee approved specific performance targets under the bonus plan for the fiscal year ended December 31, 2005. Bonuses are paid under the bonus plan only if performance goals set by the Company at the beginning of each fiscal year were actually achieved. Accordingly, the actual bonuses paid (if any) varied depending upon actual performance. For the fiscal year ended December 31, 2005, the Compensation Committee compared the Company’s actual performance to targeted performance for the year and applied the bonus formula to this actual performance. This calculation resulted in $2,576,099 in bonuses being paid to executive officers under the senior executive bonus plan.

Equity Compensation

In addition to cash bonuses, the Company intends to utilize grants of restricted shares and awards of stock bonuses to provide additional long-term incentives for the named executive officers and other employees. Stock option grants are also used to provide additional incentives for these individuals and the stock option grant guidelines are reviewed annually to ensure their competitiveness. Participation in the program is based on industry competitive practices, the employee’s individual performance and the employee’s ranking within the Company. The Company offers these incentives to participating employees in a manner that is consistent with the Company’s long-term goals and objectives through equity ownership.

Performance Measures and CEO and Executive Compensation

The Compensation Committee strongly believes that management should be motivated and incentivized to improve the operating performance and cash flow of the Company, not just the Company’s stock price. Management should focus its efforts on successfully growing earnings and revenues and increasing asset utilization, which efforts should eventually manifest themselves in an increase in the Company’s stock price. The Compensation Committee believes that this management focus should drive better performance, provide correct incentives and ultimately result in superior long-term returns to the Company’s shareholders.

Mr. Hill’s base salary for the fiscal year ending December 31, 2006 has been established at $840,000. His base salary was determined in part by comparing the base salaries of chief executive officers at other companies of similar size.

The bonus awarded to Mr. Hill is based on achievement of corporate goals. The criterion for payment of bonuses for fiscal 2005 was calculated based upon net after-tax profits and asset turnover. Because the net profit after-tax (NPAT) threshold approved by the Board was achieved, Mr. Hill as well as the executives eligible for cash incentive compensation each received some bonus; because the targeted values for NPAT and asset turns were not fully achieved, they did not receive as high a bonus as they might have if the goals had been met. Mr. Hill received an annual bonus in 2005 equal to approximately 93% of his base salary whereas he would have received a bonus of 150% of his base salary had the goals been fully met. The criteria for payment of bonuses for fiscal 2005 were calculated based upon a 9% after-tax profit margin on a shipments basis, adjusted for certain one-time charges, and an adjusted asset turnover factor of 1.24. Mr. Hill was also granted 150,000 stock options in 2005.

When the Compensation Committee and the Board met in December 2005, the Chief Executive Officer and senior management recommended restricted stock grants to Section 16 executives. The Compensation Committee approved these grants and also recommended to the Board the grant of 50,000 shares of restricted stock to Mr. Hill. The restricted stock grant to Mr. Hill specifies that 100% of the shares will vest when the Company has four consecutive quarters totaling $2.0 billion of revenue. In the event that the Company has not had four consecutive quarters totaling $2.0 billion of revenue on or before December 16, 2009, all of the shares will be forfeited.

Compensation Policy Regarding Deductibility

It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under section 162(m) of the Internal Revenue Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation,” as defined in Section 162(m).

In the recent past, compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers has been deductible by the Company even though certain compensation may not have qualified as “performance-based compensation.” However, it is possible that non-qualifying compensation paid to the Company’s executive officers may exceed $1 million in a taxable year and therefore limit the deductibility by the Company of a portion of such compensation. For example, each of the Company’s executive officers has been granted restricted stock that will vest over the next several years based upon either a time based vesting schedule or the achievement of certain performance goals. Please see the Summary Compensation Table for more details regarding such restricted stock awards.

The Company does not expect base salary cash compensation paid to each of the Company’s executive officers subject to Section 162(m) to exceed $1 million for fiscal 2005, and therefore expects all such cash compensation to be deductible.

SUBMITTED BY THE STOCK OPTION AND
COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

J. David Litster
Youssef A. El-Mansy
Yoshio Nishi
William R. Spivey

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities to the shareholders with respect to the Company’s independent registered public accounting firm, accounting and financial reporting practices, the quality and integrity of the Company’s financial statements and reports, and the Company’s system of internal controls over financial reporting. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee. A copy of the charter is attached as Appendix B to this Proxy Statement. Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

With regard to the fiscal 2005 audit, the Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2005, the scope, extent and procedures for its audits. Following completion of the audits, the Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of its examinations, the cooperation received by it during the audit examination, its evaluation of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

Management has the primary responsibility for the Company’s financial statements, reporting process and systems of internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, with management. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with Ernst & Young LLP its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from Ernst & Young LLP written disclosures and a letter regarding its independence as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with Ernst & Young LLP its independence from management and the Company, and considered the compatibility of non-audit services with such independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors subsequently approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

In addition, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the shareholders that they ratify and approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Ann D. Rhoads
Neil R. Bonke
Glen G. Possley
Delbert A. Whitaker

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, the information contained in the following graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

Performance Graph

The following line graph compares the annual percentage change in (i) the cumulative total shareholder return on the Company’s Common Stock since December 31, 2000 with (ii) the cumulative total shareholder return on (a) the Standard & Poor’s 500 Index, and (b) the RDG Technology Composite Index. The comparison assumes an investment of $100 on December 31, 2000 and reinvestment of dividends, if any. The comparisons in this table are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

*	$100 on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
Novellus Systems, Inc.	$100.00	$109.77	$78.14	$117.01	$77.61	$67.12
Standard & Poor’s 500 Index	100.00	88.12	68.64	88.33	97.94	102.75
RDG Technology Composite	100.00	73.13	45.16	67.00	69.27	71.18

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 31, 2006 as to (a) each director and nominee, (b) each named executive officer for the year ended December 31, 2005, as well as one individual who would have been a named executive officer had he been serving as an executive officer on December 31, 2005, (c) all current officers and directors as a group, and (d) each person known by the Company, as of December 31, 2005, to beneficially own more than 5% of the outstanding shares of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Richard S. Hill (2)	1,761,092	1.33%

Neil R. Bonke (3)	27,545	*

Youssef A. El-Mansy (4)	26,000	*

J. David Litster (5)	66,000	*

Yoshio Nishi (6)	51,000	*

Glen G. Possley (7)	115,000	*

Ann D. Rhoads (8)	41,000	*

William R. Spivey (9)	79,000	*

Delbert A. Whitaker (10)	51,000	*

Jeffrey C. Benzing (11)	808,449	*

Fusen Chen (12)	84,800	*

John Chenault (13)	557,644	*

Sasson Somekh (14)	420,741	*

Wilbert van den Hoek (15)	549,486	*

All current officers and directors as a group (18 persons) (16)	4,120,900	3.06%

T. Rowe Price Associates, Inc. (17) 100 E. Pratt Street Baltimore, MD 21202	8,642,927	6.62%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2006 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 130,471,369 shares outstanding on March 31, 2006, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Includes (i) options to purchase an aggregate of 1,437,936 shares which will be fully vested and exercisable within 60 days of March 31, 2006, (ii) 175,000 shares subject to further vesting restrictions, (iii) 6,214 shares held by Mr. Hill’s spouse, (iv) 2,000 shares held by Mr. Hill’s spouse subject to further vesting restrictions and (v) options to purchase an aggregate of 59,283 shares held by Mr. Hill’s spouse which will be fully vested and exercisable within 60 days of March 31, 2006.

(3)	Includes (i) options to purchase an aggregate of 22,545 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 5,000 shares subject to further vesting restrictions.

(4)	Includes (i) options to purchase an aggregate of 18,000 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 5,000 shares subject to further vesting restrictions.

(5)	Includes (i) options to purchase an aggregate of 56,000 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 5,000 shares subject to further vesting restrictions.

(6)	Includes (i) options to purchase an aggregate of 46,000 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 5,000 shares subject to further vesting restrictions.

(7)	Includes (i) options to purchase an aggregate of 56,000 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 5,000 shares subject to further vesting restrictions.

(8)	Includes (i) options to purchase an aggregate of 36,000 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 5,000 shares subject to further vesting restrictions.

(9)	Includes (i) options to purchase an aggregate of 56,000 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 5,000 shares subject to further vesting restrictions.

(10)	Includes (i) options to purchase an aggregate of 46,000 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 5,000 shares subject to further vesting restrictions.

(11)	Includes (i) options to purchase an aggregate of 480,582 shares which will be fully vested and exercisable within 60 days of March 31, 2006, (ii) 37,000 shares subject to further vesting restrictions, (iii) 4,357 shares held jointly by Mr. and Mrs. Benzing, (iv) 17,000 shares held by Mr. Benzing’s spouse subject to further vesting restrictions, and (v) options to purchase an aggregate of 267,600 shares held by Mr. Benzing’s spouse which will be fully vested and exercisable within 60 days of March 31, 2006.

(12)	Includes (i) options to purchase an aggregate of 30,000 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 47,000 shares subject to further vesting restrictions.

(13)	Includes (i) options to purchase an aggregate of 521,372 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 15,000 shares subject to further vesting restrictions.

(14)	Includes (i) options to purchase an aggregate of 318,750 shares which will be fully vested and exercisable within 60 days of March 31, 2006 and (ii) 85,000 shares subject to further vesting restrictions.

(15)	Includes (i) options to purchase an aggregate of 509,300 shares which will be fully vested and exercisable within 60 days of March 31, 2006, (ii) 33,750 shares subject to further vesting restrictions, (iii) 3,348 shares held jointly by Mr. and Mrs. van den Hoek, and (iv) options to purchase an aggregate of 1,600 shares held by Mr. van den Hoek’s spouse which will be fully vested and exercisable within 60 days of March 31, 2006.

(16)	Includes (i) options to purchase an aggregate of 2,922,079 shares held by the current executive officers and directors which will be fully vested and exercisable within 60 days of March 31, 2006, (ii) 639,750 shares held by the current executive officers and directors subject to further vesting restrictions, and (iii) indirect holdings attributable to executive officers in the amount of 19,000 shares.

(17)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, T. Rowe Price Associates, Inc. has sole voting power with respect to 1,018,562 shares and sole dispositive power with respect to 8,642,927 shares as of December 31, 2005.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and The NASDAQ Stock Market, Inc. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required to have been filed for such persons, the Company believes that its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

Other Business

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Whether or not you expect to attend the Annual Meeting of shareholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instruction. You may submit your proxy or voting instructions (1) over the Internet, (2) by telephone, or (3) by signing, dating and returning the enclosed Proxy Card by mail in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your Proxy Card or submit your proxy over the Internet or by telephone and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, NOVELLUS SYSTEMS, INC., 4000 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

THE BOARD OF DIRECTORS

Dated: April 17, 2006

APPENDIX A

NOVELLUS SYSTEMS, INC.
CORPORATE GOVERNANCE COMPARISON CHART

	Corporate Governance Guideline	Compliance	Comment
A.	Board of Directors
1.	The board is controlled by greater than 75% of independent directors.	[X] Yes[ ] No
2.	The Governance and Nominating Committee is composed solely of independent outside directors.	[X] Yes[ ] No
3.	The Stock Option and Compensation Committee is composed solely of independent outside directors.	[X] Yes[ ] No
4.	The company has a committee that oversees governance issues and the committee has met in the past year.	[X] Yes[ ] No
5.	The full board of directors is elected annually.	[X] Yes[ ] No
6.	There are between nine and twelve directors serving on the board.	[X] Yes[ ] No
7.	The board is authorized to increase or decrease the size of the board without shareholder approval.	[ ] Yes[X] No	Our bylaws allow our Board to increase or decrease the size of the Board within a range of six to eleven.
8.	The CEO serves on the boards of two or fewer other public companies.	[X] Yes[ ] No
9.	No former CEO of the company serves on the board.	[X] Yes[ ] No
10.	The company has a designated lead director.	[X] Yes[ ] No
11.	The company has governance guidelines that are publicly disclosed on the company’s website.	[X] Yes[ ] No
12.	The company has disclosed its policy that the board reviews its performance regularly.	[X] Yes[ ] No
13.	The company has disclosed its policy that outside directors meet without the CEO present.	[X] Yes[ ] No
14.	The company has disclosed that a board-approved CEO succession plan has been discussed and reviewed.	[X] Yes[ ] No
15.	Board members have express authority to retain outside advisors.	[X] Yes[ ] No
16.	All directors attended at least 75% of the board meetings in the past year or have a valid excuse if attendance is less than 75%.	[X] Yes[ ] No
17.	Vacant board seats are filled by directors elected by shareholders.	[X] Yes[ ] No

	Corporate Governance Guideline	Compliance	Comment
18.	The company has a policy that limits the number of other boards on which a director (other than the CEO) may serve.	[ ] Yes[X] No
Our Principles of Corporate Governance recommend that directors limit their board memberships to six. Audit Committee members are prohibited from serving on more than three audit committees simultaneously.

19.	The company has a publicly disclosed policy that directors are required to submit a letter of resignation upon a job change.	[X] Yes[ ] No
20.	The Chairman is an independent director.	[ ] Yes[X] No	The Chairman is also CEO.
21.	The CEO is not a party to any “related party” transactions.	[ ] Yes[X] No	Please see “Certain Relationships and Related Transactions” in our Proxy Statement.
22.	Directors and officers (other than the CEO) are party to “related party” transactions.	[X] Yes[ ] No	Please see “Certain Relationships and Related Transactions” in our Proxy Statement.
23.	One or more directors have participated in a director education program during 2005.	[X] Yes[ ] No
24.	The board conducts performance reviews of individual directors.	[ ] Yes[X] No	The performance of the board and its committees are reviewed each year.
B.	Shareholder Voting Rights
1.	Shareholders have cumulative voting rights in director elections.	[X] Yes[ ] No
2.	Shareholders may act by written consent.	[X] Yes[ ] No
C.	Takeover Defenses
1.	The company does not have a poison pill in place.	[X] Yes[ ] No
2.	A simple majority vote of shareholders is required to amend the charter or bylaws.	[X] Yes[ ] No
3.	The board may amend the bylaws without shareholder approval.	[X] Yes[ ] No	In certain cases, amendment of our Bylaws requires shareholder approval.
4.	Shareholders may call special meetings.	[X] Yes[ ] No
5.	The company is subject to a control share acquisition statute.	[ ] Yes[X] No	Our stance on this matter is beneficial to our shareholders.
6.	The company is subject to a freezeout provision.	[ ] Yes[X] No	Our stance on this matter is beneficial to our shareholders.
7.	The company is subject to a fair price provision.	[ ] Yes[X] No	Our stance on this matter is beneficial to our shareholders.
8.	The company has opted out of any state stakeholder law provision.	[ ] Yes[X] No	Our stance on this matter is beneficial to our shareholders.
9.	A simple majority vote of shareholders is required to approve a merger.	[X] Yes[ ] No

	Corporate Governance Guideline	Compliance	Comment
10.	The company is incorporated in a state without anti-takeover provisions.	[X] Yes[ ] No
D.	Capitalization
1.	Common stock and blank check preferred stock are authorized.	[X] Yes[ ] No
E.	Equity Compensation/Ownership
1.	All directors with more than one year of service own stock.	[X] Yes[ ] No	Please see “Security Ownership of Certain Beneficial Owners and Management” in our Proxy Statement.
2.	Option repricing without shareholder approval is prohibited by the company’s stock option plans.	[X] Yes[ ] No
3.	All stock-based incentive plans have been approved by shareholders.	[ ] Yes[X] No
4.	Executives are subject to stock ownership guidelines.	[ ] Yes[X] No
5.	Directors are subject to stock ownership guidelines.	[ ] Yes[X] No
6.	There are no interlocks among compensation committee members.	[X] Yes[ ] No
7.	Directors receive all or a portion of their compensation in the form of equity.	[X] Yes[ ] No
8.	Average options granted in the past three years as a target percentage of basic shares outstanding.	[X] Yes[ ] No	The indicated “Yes” does not give effect to the impact of other corporate governance metrics on recommendations regarding approval of equity plans.
13.	The company expenses stock option grants on its income statement.	[X] Yes[ ] No	In accordance with SFAS 123(R), we expense stock option grants beginning in our first fiscal quarter of 2006.
14.	The company has granted awards with vesting schedules that are based on satisfaction of performance criteria.	[X] Yes[ ] No
15.	The company requires executives to retain a meaningful portion of shares acquired upon exercise of stock options for a specified time after exercise.	[ ] Yes[X] No
16.	The company requires executives to retain a meaningful portion of restricted shares after the awards have fully vested.	[ ] Yes[X] No
F.	Audit Committee
1.	The audit committee is comprised solely of independent directors.	[X] Yes[ ] No
2.	The audit committee has at least one “financial expert”.	[X] Yes[ ] No
3.	Fees paid to the company’s accounting firm for non-audit services are less than 30% of the total fees paid for audit and tax compliance services.	[X] Yes[ ] No
4.	The company’s selection of an independent registered public accounting firm is submitted to the shareholders for ratification.	[X] Yes[ ] No

APPENDIX B

NOVELLUS SYSTEMS, INC.
CHARTER OF THE AUDIT COMMITTEE

February 14, 2006

AUTHORITY AND PURPOSE:

The Audit Committee (the “Committee”) of Novellus Systems, Inc. and its subsidiaries (collectively, the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and the Company’s internal control over financial reporting. In so doing, the Committee shall endeavor to maintain free and open means of communication between the members of the Board, the Company’s independent registered public accounting firm and the financial management of the Company.

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

MEMBERSHIP:

The Committee members (the “Members”) will be appointed by the Board based on the recommendation of the Governance and Nominating Committee, and will serve at the discretion of the Board. The Committee will consist of at least three (3) members of the Board. The following membership requirements shall apply:

1.	Each Member must be “independent” as defined in NASD Marketplace Rule 4200(a)(15). Each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the “Act”), subject to the exemptions provided in Rule 10A-3(c) under the Act.

2.	Each Member must be able to read and understand fundamental financial statements, in accordance with the NASD Marketplace Rule 4350-1(d)(2)(A).

3.	Each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.

4.	At least one (1) Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such Member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding subparagraph 1. above, one director who: (a) is not independent as defined in NASD Marketplace Rule 4200; (b) meets the criteria set forth in Section 10A(m)(3) under the Act and the rules promulgated thereunder; and (c) is not a current officer or employee of the Company or Family Member (as defined in NASD Marketplace Rule 4200(a)(14)) of such an officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the Company’s next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A Member appointed under the exception set forth in the preceding sentence must not serve longer than two (2) years and must not serve as chairperson of the Committee.

If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (1) and (2) above for reasons outside the Member’s reasonable control, the affected Member may remain on the Committee until the earlier of the Company’s next annual shareholders meeting or one (1) year from the occurrence of the event that caused the failure to comply with those requirements; provided, however, that when relying on the exception set forth in this sentence, the Committee shall cause the Company to provide notice to

Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance. Further, if the Committee fails to comply with the requirements set forth in this “Membership” section of this charter (the “Charter”) due to one (1) vacancy on the Committee, and the cure period set forth in the preceding sentence is not otherwise being relied upon for another Member, the Company will have until the earlier of its next annual shareholders meeting or one (1) year from the occurrence of the event that caused the failure to comply with the requirements to rectify such non-compliance; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance.

The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

POWERS:

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent legal, accounting or other advisors, as it determines necessary to carry out its duties.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). Generally, management is responsible for preparing the Company’s financial statements and determining that they are complete and accurate and are in accordance with GAAP and the independent registered public accounting firm is responsible for planning and conducting the audit under the supervision of the Committee and expressing an opinion on the financial statements and internal control over financial reporting. The Board and the Committee are in place to represent the Company’s shareholders. Accordingly, the independent registered public accounting firm is ultimately accountable to the Committee.

Nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the California Corporations Code. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company’s independent registered public accounting firm.

RESPONSIBILITIES:

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific responsibilities listed below and such other responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such responsibilities. Subject to applicable Board and shareholder approvals, the Committee shall:

Financial Statement and Disclosure Matters

1.	Review the policies and procedures adopted by the Company to fulfill the Company’s responsibilities regarding the fair and accurate presentation of financial statements in accordance with GAAP and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers applicable to Nasdaq-listed issuers.

2.	Oversee the Company’s accounting and financial reporting processes.

3.	Oversee audits of the Company’s financial statements and internal control over financial reporting. Meet with the Company’s independent registered public accounting firm prior to its audit to review the planning and staffing of the audit.

4.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent registered public accounting firm, internal auditors or management.

5.	Review with the Company’s independent registered public accounting firm, management and internal auditors any information regarding “second” opinions sought by management from an independent registered public accounting firm or with respect to the accounting treatment of a particular event or transaction. Review and discuss reports from the Company’s independent registered public accounting firm regarding (a) all critical accounting policies and practices; (b) all alternative treatments of financial information within GAAP, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditor; and (c) all other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

6.	Review before release the unaudited interim financial results in the Company’s quarterly earnings release.

7.	Review and discuss with management and the Company’s independent registered public accounting firm the Company’s financial statements (including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing with the Securities and Exchange Commission of any report containing such financial statements.

8.	Confirm management’s awareness that it is management’s responsibility for developing and maintaining adequate internal controls and disclosure controls over financial reporting. Review all certifications provided by the Company’s principal executive officer and principal financial officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

9.	Review the independent registered public accounting firm’s reports on its audits of the Company’s financial statements and internal control over financial reporting.

10.	Prepare and approve the report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulations S-K and Item 7(d)(3)(i) of Schedule 14A.

11.	Review the Company’s annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures.

12.	If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

Matters Regarding Oversight of the Company’s Independent Registered Public Accounting Firm

13.	Be responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided that each such independent registered public accounting firm shall report directly to the Committee. Meet with the independent registered public accounting firm of the Company, at such times as the Committee deems appropriate, to review the independent registered public accounting firm’s examination and management report.

14.	Receive and review a formal written statement and letter from the Company’s independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company consistent with Independence Board Standard 1, as may be modified or supplemented.

15.	Actively engage the independent registered public accounting firm in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm. Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company’s independent registered public accounting firm. Monitor the hiring of employees and former employees of the Company’s independent registered public accounting firm.

16.	Preapprove all audit and audit related services and permissible non-audit services (including the fees and terms thereof) to be provided by the independent registered public accounting firm to the Company, to the extent required under applicable law and the rules of the NASD applicable to Nasdaq-listed issuers; provided, however, that (a) the Committee may delegate to one (1) or more designated Committee Members the authority to grant the preapprovals required by the foregoing sentence if the decisions of any Committee Member to whom authority is delegated hereunder are presented to the Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent registered public accounting firm must be disclosed in the Company’s applicable periodic reports.

17.	Ensure that the Company’s independent registered public accounting firm has registered with the Public Company Accounting Oversight Board and review any available reports on external quality control review by the Public Company Accounting Oversight Board on whether the independent registered public accounting firm’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed.

18.	Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, relating to the conduct of the audit. Review and address any concerns regarding potentially illegal actions raised by the Company’s independent registered public accounting firm pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company’s independent registered public accounting firm to the Board regarding such conduct pursuant to Rule 10A-1 under the Act. Obtain from the independent registered public accounting firm assurance that it has complied with Section 10A of the Securities Exchange Act of 1934. Review with the Company’s independent registered public accounting firm any audit problems, difficulties or disagreements with management that the independent registered public accounting firm may have encountered, as well as any management letter provided by the independent registered public accounting firm and the Company’s response to that letter, including a review of: (i) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and (ii) any changes required in the planned scope of the audit.

19.	Oversee the Company’s independent registered public accounting firm’s rotation of its lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years.

Matters Regarding Oversight of the Company’s Internal Audit Function

20.	Review the appointment of, and any replacement of, the Company’s senior internal auditing executive.

21.	Review the significant reports to management prepared by the Company’s internal auditing department and management’s responses.

22.	Review the Company’s internal audit department’s responsibilities, budget and staffing.

23.	Approve the annual internal audit plan and any changes thereto.

Matters Regarding Oversight of Compliance Responsibilities

24.	When requested by the Board, advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

25.	Review and discuss with the Company’s management, senior internal auditing executive and independent registered public accounting firm the Company’s subsidiaries and foreign affiliated entities’ compliance with the Foreign Corrupt Practices Act.

26.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

27.	Review all related party transactions for potential conflicts of interest on an ongoing basis and approving all such transactions (if such transactions are not approved by another independent body of the Board).

Additional Responsibilities

28.	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

29.	Review and assess the performance and effectiveness of the Committee at least annually.

30.	Review with the Company’s outside counsel and internal legal counsel any legal matters brought to the Committee’s attention that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

31.	Provide oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

32.	Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

In addition to the above responsibilities, the Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

MANAGEMENT SUPPORT:

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent registered public accounting firm, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such officer, employee, outside counsel or independent registered public accounting firm to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

MEETINGS:

The Committee shall meet as often as it determines to be necessary and appropriate, but not less than quarterly each year. The Committee may establish its own schedule which it will provide to the Board in advance. A majority of the Members of the Committee shall constitute a quorum for the transaction of business.

The Committee will meet separately with the principal executive officer and separately with the principal financial officer of the Company at least annually to review the financial affairs of the Company.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Committee will provide reports to the Board of the Company regarding recommendations of the Committee submitted to the Board for action, and copies of the written minutes of its meetings. The chairperson of the Committee (or other Member designated by the chairperson or the Committee in the chairperson’s absence) shall regularly report to the Board on its proceedings and any actions that the Committee takes.

* * * * *

ATTN: INVESTOR RELATIONS
4000 NORTH FIRST STREET
SAN JOSE, CA 95134

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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Novellus Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NOVSY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  NOVELLUS SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

1.	To elect nine directors of the Company to serve for the ensuing year and until their successors are elected and qualified.						For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

	01)	Richard S. Hill	06)	Glen G. Possley
	02)	Neil R. Bonke	07)	Ann D. Rhoads
	03)	Youssef A. El-Mansy	08)	William R. Spivey
	04)	J. David Litster	09)	Delbert A. Whitaker			¡	¡	¡
	05)	Yoshio Nishi
										For	Against	Abstain

2.	Proposal to ratify and approve the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.									¡	¡	¡
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
3.	Shareholder proposal regarding executive compensation.									¡	¡	¡

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

					Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household					¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOVELLUS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2006

The undersigned hereby appoints Richard S. Hill and William H. Kurtz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time on May 17, 2006, at the Company’s principal executive offices, 4000 North First Street, San Jose, California, 95134, or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 31, 2006 as the Record Date for determining the shareholders entitled to notice of and to vote at the 2006 Annual Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

THIS PROXY WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF NOVELLUS SYSTEMS, INC. HELD IN THE NOVELLUS SYSTEMS, INC. RETIREMENT PLAN ON THE RECORD DATE, AS SET FORTH IN THE NOTICE OF 2006 ANNUAL MEETING AND PROXY STATEMENT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE